UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2006

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	63-1074067
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Hibbett Sporting Goods, Inc. released its results of operations for the thirteen-week period ended April 29, 2006, in a press release issued on May 18, 2006.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 7.01. Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

This exhibit is furnished pursuant to Item 2.02 and Item 7.01, respectively and shall not be deemed to be “filed”.

Exhibit No.	Description

99.1	Press Release Dated May 18, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Vice President and Chief Financial Officer

May 18, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated May 18, 2006

EXHIBIT 99.1

Contact:	Gary Smith
Vice-President &
Chief Financial Officer
(205) 942-4292

HIBBETT REPORTS FIRST QUARTER 2007 EARNINGS

•	EPS Increases 12.9% over Last Year, 20.7% over Proforma Last Year
•	Net Sales up 10.5%

BIRMINGHAM, Ala. (May 18, 2006) – Hibbett Sporting Goods, Inc. (NASDAQ/NM: HIBB), a sporting goods retailer, today announced results for the first quarter ended April 29, 2006.

Financial Highlights

Net sales for the 13-week period ended April 29, 2006, increased 10.5% to $126.9 million compared with $114.8 million for the 13-week period ended April 30, 2005. Comparable store sales decreased 0.07% in the first quarter of fiscal 2007 compared with comparable store sales increases of 8.2% and 8.8% in the same periods in fiscal 2006 and fiscal 2005, respectively. Net income for the first fiscal quarter increased 7.7% to $11.5 million compared with $10.7 million in the first fiscal quarter of last year. Earnings per diluted share increased 12.9% to $0.35 compared with $0.31 per diluted share in the prior year. As compared to prior year proforma net income of $10.1 million, or $0.29 per diluted share, net income for the first fiscal quarter increased 14.2% and earnings per diluted share increased 20.7%. Proforma net income and related earnings per diluted share for the 13-week period ended April 30, 2005 have been determined utilizing the provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, as reflected in the footnotes to our previously filed financial statements.

Comparable store net sales data reflects sales for our Hibbett Sports and Sports Additions stores open through the 13-week period ended April 29, 2006 and corresponding period of the prior fiscal year.

The per share results reported for all periods presented herein reflect the effect of the three-for-two stock split that was distributed on September 27, 2005, to stockholders of record on September 9, 2005.

Hibbett opened a net of 11 new stores during the first quarter, bringing the store base to 560 in 22 states as of April 29, 2006. The Company plans to open a net of approximately 80 to 85 new stores in fiscal 2007, including a net of approximately 15 to 18 stores in the second quarter.

Mickey Newsome, Chairman and Chief Executive Officer, stated, "The first quarter comparable store sales results reflect the momentum we faced from over 8% gains for the last two years and softness in a few key merchandise offerings. The gain in team sports equipment partially offset the year-over-year declines we expected in NBA pro-licensed apparel and Baller Bands. We did not, however, anticipate the weaker performance in footwear during the quarter. Gains in product margin helped minimize the increase in operating expenses, while inventory growth remained less than both sales and new square footage growth. Exclusive of the expensing of equity awards under 123R our operating margins increased over last year’s record rate and the fundamentals of our business are very strong. As we look ahead to the balance of the year, we are well positioned with open-to-buy dollars to fill in gaps where necessary to achieve our comparable store sales goals for the year.”

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Fiscal 2007 Outlook

For the second quarter ending July 29, 2006, the Company expects to report earnings per diluted share of approximately $0.14 to $0.16 (which includes $0.01 to $0.02 of equity award expense per diluted share) and a comparable store sales increase of 1.0% to 2.0%. Guidance for fiscal 2007 is estimated at approximately $1.08 to $1.12 per diluted share (which includes $0.07 to $0.09 of equity award expense per diluted share) and a comparable store sales increase in the 2.0% to 3.0% range.

Stock Repurchase

During the first quarter, the Company repurchased 0.5 million shares of common stock for a total expenditure of $15.0 million. Since the inception of the program in August 2004, we have repurchased 3.7 million shares for a total expenditure of $81.0 million leaving $19.0 million of the total authorization for future stock purchases as of May 18, 2006.

Investor Conference Call and Simulcast

Hibbett Sporting Goods, Inc. will conduct a conference call at 10:00 a.m. EDT on May 19, 2006, to discuss the first quarter results. The number to call for this interactive teleconference is (913) 981-5519. A replay of the conference call will be available until May 26th, by dialing (719) 457-0820 and entering the passcode, 9732149.

The Company will also provide an online Web simulcast and rebroadcast of its fiscal 2007-first quarter conference call. The live broadcast of Hibbett's quarterly conference call will be available online at www.streetevents.com and www.earnings.com on May 19, 2006, beginning at 10:00 a.m. EDT. The online replay will follow shortly after the call and continue through June 2, 2006.

Hibbett Sporting Goods, Inc. operates sporting goods stores in small to mid-sized markets, predominantly in the Sunbelt, Mid-Atlantic and Midwest. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate. For example, our forward looking statements include statements regarding company growth, store opening plans, sales (including comparable store sales), earnings expectations, product performance and operating efficiencies. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition. For a complete description of these factors, as well as others which could affect our business, you should carefully review the "Risk Factors," "Business," and "MD&A" sections in our Annual Report on Form 10-K filed on April 13, 2006 and our most recent prospectus supplement filed May 2, 2003. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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HIBBETT SPORTING GOODS, INC.

Unaudited Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

	First Quarter Ended
	April 29,	April 30,
	2006	2005
Net sales	$126,914	$114,823
Cost of goods sold, including distribution center
and store occupancy costs	82,774	75,283
Gross profit	44,140	39,540
Store operating, selling and administrative expenses	23,310	20,282
Depreciation and amortization	2,705	2,455
Operating income	18,125	16,803
Interest income, net	321	319
Income before provision for income taxes	18,446	17,122
Provision for income taxes	6,923	6,421
Net income	$11,523	$10,701

Net income per common share:
Basic	$0.35	$0.32
Diluted	0.35	$0.31
Weighted average shares outstanding:
Basic	32,478	33,964
Diluted	33,131	34,757

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	April 29,	April 30,	January 28,
	2006	2005	2006
Assets
Cash and cash equivalents	$15,335	$60,885	$25,944
Short-term investments	11,427	--	13,227
Accounts receivable, net	5,209	3,762	4,745
Inventories	116,142	106,230	108,862
Prepaid expenses and other	6,072	6,497	2,698
Total current assets	154,185	177,374	155,476
Property and equipment, net	37,860	33,213	37,645
Other assets	3,246	916	2,708
Total assets	$195,291	$211,503	$195,829

Liabilities and Stockholders’ Investment
Accounts payable	$39,954	$44,642	$45,929
Accrued expenses	14,374	14,557	10,924
Total current liabilities	54,328	59,199	56,853
Non-current deferred liabilities	14,845	11,627	14,203
Stockholders’ investment	126,118	140,677	124,773
Total liabilities and stockholders’ investment	$195,291	$211,503	$195,829

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